Exhibit 99.2
Consolidated Statements of Income (Unaudited) For the 3 months ending March 31, 2005 and 2004

	1st Quarter

(in thousands, except per share data)	2005	2004	Change

Operating Revenues
Oil and gas operations	$102,880	$96,080	$6,800
Natural gas distribution	258,128	255,202	2,926

Total operating revenues	361,008	351,282	9,726

Operating Expenses
Cost of gas	136,855	138,738	(1,883)
Operations & maintenance	60,407	53,122	7,285
DD&A	31,425	28,684	2,741
Taxes, other than income taxes	26,550	24,266	2,284
Accretion expense	643	490	153

Total operating expenses	255,880	245,300	10,580

Operating Income	105,128	105,982	(854)

Other Income (Expense)
Interest expense	(11,670)	(10,318)	(1,352)
Other income	353	862	(509)
Other expense	(268)	(1,025)	757

Total other expense	(11,585)	(10,481)	(1,104)

Income Before Income Taxes	93,543	95,501	(1,958)
Income tax expense	34,602	35,340	(738)

Income From Continuing Operations	58,941	60,161	(1,220)

Discontinued Operations, Net of Taxes
Income (loss) from discontinued operations	(18)	37	(55)
Gain (loss) on disposal	123	(13)	136

Income From Discontinued Operations	105	24	81

Net Income	$59,046	$60,185	$(1,139)

Diluted Earnings Per Share
Continuing operations	$1.60	$1.65	$(0.05)
Discontinued operations	-	-	-

Net Income	$1.60	$1.65	$(0.05)

Basic Earnings Per Share
Continuing operations	$1.62	$1.66	$(0.04)
Discontinued operations	-	-	-

Net Income	$1.62	$1.66	$(0.04)

Diluted Avg. Common Shares Outstanding	36,828	36,566	262

Basic Avg. Common Shares Outstanding	36,476	36,173	303

Dividends Per Share	$0.20	$0.185	$0.015

Consolidated Statements of Income (Unaudited) For the 12 months ending March 31, 2005 and 2004

	Trailing 12 Months

(in thousands, except per share data)	2005	2004	Change

Operating Revenues
Oil and gas operations	$416,911	$360,245	$56,666
Natural gas distribution	529,666	523,162	6,504

Total operating revenues	946,577	883,407	63,170

Operating Expenses
Cost of gas	258,006	260,589	(2,583)
Operations & maintenance	241,457	210,474	30,983
DD&A	123,518	116,664	6,854
Taxes, other than income taxes	77,215	66,256	10,959
Accretion expense	2,418	1,886	532

Total operating expenses	702,614	655,869	46,745

Operating Income	243,963	227,538	16,425

Other Income (Expense)
Interest expense	(44,095)	(41,758)	(2,337)
Other income	2,436	6,487	(4,051)
Other expense	(1,458)	(7,913)	6,455

Total other expense	(43,117)	(43,184)	67

Income Before Income Taxes	200,846	184,354	16,492
Income tax expense	74,776	67,378	7,398

Income From Continuing Operations	126,070	116,976	9,094

Discontinued Operations, Net of Taxes
Income from discontinued operations	123	465	(342)
Gain (loss) on disposal	131	(1,182)	1,313

Income (Loss) From Discontinued Operations	254	(717)	971

Net Income	$126,324	$116,259	$10,065

Diluted Earnings Per Share
Continuing operations	$3.44	$3.24	$0.20
Discontinued operations	0.01	(0.02)	0.03

Net Income	$3.45	$3.22	$0.23

Basic Earnings Per Share
Continuing operations	$3.47	$3.27	$0.20
Discontinued operations	0.01	(0.02)	0.03

Net Income	$3.48	$3.25	$0.23

Diluted Avg. Common Shares Outstanding	36,626	36,075	551

Basic Avg. Common Shares Outstanding	36,330	35,743	587

Dividends Per Share	$0.77	$0.735	$0.035

Selected Business Segment Data (Unaudited) For the 3 months ending March 31, 2005 and 2004

	1st Quarter

(in thousands, except sales price data)	2005	2004	Change
Oil and Gas Operations
Operating revenues
Natural gas	$67,600	$65,329	$2,271
Oil	26,305	23,687	2,618
Natural gas liquids	8,145	6,020	2,125
Other	830	1,044	(214)

Total	$102,880	$96,080	$6,800

Production volumes from continuing operations
Natural gas (MMcf)	14,682	13,708	974
Oil (MBbl)	819	874	(55)
Natural gas liquids (Mgal)	15,827	15,281	546

Production volumes from continuing ops. (Mmcfe)	21,856	21,132	724
Total sales volume (Mmcfe)	21,906	21,161	745

Average sales price from continuing ops.
Natural gas (Mcf)	$4.60	$4.77	$(0.17)
Oil (barrel)	$32.12	$27.12	$5.00
Natural gas liquids (gallon)	$0.51	$0.39	$0.12

Other data
Lease operating expense (LOE)
LOE and other	$22,751	$17,805	$4,946
Production taxes	10,204	8,236	1,968

Total	$32,955	$26,041	$6,914

DD&A	$21,012	$19,074	$1,938
Capital expenditures	$40,485	$21,444	$19,041
Exploration expense	$324	$48	$276
Operating income	$38,975	$44,075	$(5,100)

Natural Gas Distribution
Operating revenues
Residential	$178,154	$176,660	$1,494
Commercial and industrial - small	65,300	64,601	699
Transportation	13,029	11,376	1,653
Other	1,645	2,565	(920)

Total	$258,128	$255,202	$2,926

Gas delivery volumes (MMcf)
Residential	13,013	15,109	(2,096)
Commercial	5,295	6,049	(754)
Transportation	13,741	14,598	(857)

Total	32,049	35,756	(3,707)

Other data
Depreciation and amortization	$10,413	$9,610	$803
Capital expenditures	$14,802	$13,811	$991
Operating income	$66,404	$62,014	$4,390

Selected Business Segment Data (Unaudited) For the 12 months ending March 31, 2005 and 2004

	Trailing 12 Months

(in thousands, except sales price data)	2005	2004	Change

Oil and Gas Operations
Operating revenues
Natural gas	$278,743	$242,445	$36,298
Oil	101,031	88,784	12,247
Natural gas liquids	33,027	25,237	7,790
Other	4,110	3,779	331

Total	$416,911	$360,245	$56,666

Production volume from continuing operations
Natural gas (MMcf)	58,129	55,791	2,338
Oil (MBbl)	3,380	3,434	(54)
Natural gas liquids (Mgal)	68,754	66,192	2,562

Production volumes from continuing ops. (Mmcfe)	88,228	85,851	2,377
Total sales volume (Mmcfe)	88,351	86,123	2,228

Average sales price from continuing ops.
Natural gas (Mcf)	$4.80	$4.35	$0.45
Oil (barrel)	$29.90	$25.85	$4.05
Natural gas liquids (gallon)	$0.48	$0.38	$0.10

Other data
Lease operating expense (LOE)
LOE and other	$84,159	$68,862	$15,297
Production taxes	39,251	28,687	10,564

Total	$123,410	$97,549	$25,861

DD&A	$82,834	$78,808	$4,026
Capital expenditures	$422,977	$130,961	$292,016
Exploration expense	$2,376	$961	$1,415
Operating income	$175,253	$158,279	$16,974

Natural Gas Distribution
Operating revenues
Residential	$341,723	$343,659	$(1,936)
Commercial and industrial - small	139,385	136,301	3,084
Transportation	41,875	38,494	3,381
Other	6,683	4,708	1,975

Total	$529,666	$523,162	$6,504

Gas delivery volumes (MMcf)
Residential	23,286	26,297	(3,011)
Commercial	11,570	12,368	(798)
Transportation	53,527	55,828	(2,301)

Total	88,383	94,493	(6,110)

Other data
Depreciation and amortization	$40,684	$37,856	$2,828
Capital expenditures	$59,199	$56,755	$2,444
Operating income	$70,589	$71,662	$(1,073)